Exhibit 2.1B

AMENDMENT TO ASSET PURCHASE AGREEMENT

This AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”), dated as of June 18, 2012, is made and entered into by and among Vidara Therapeutics International Limited, an Irish company (“Purchaser”), Vidara Therapeutics Holdings LLC, a Delaware limited liability company (“Parent”), Vidara Therapeutics Research Limited, an Irish company (“Opco”) and InterMune, Inc., a Delaware corporation (“Seller”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, Parent, Opco and Seller entered into that certain Asset Purchase Agreement dated as of May 17, 2012 (the “Agreement”);

WHEREAS, due to a scrivener’s error, the attachment to Section 3.13(c) of the Seller Disclosure Schedule erroneously set forth the number of “Vials Sold Canada” and “Vials Sold US”;

WHEREAS, due to a scrivener’s error, Schedule 1.1(d) to the Agreement and Section 3.7 of the Seller Disclosure Schedule included an agreement which is not an Assumed Contract; and

WHEREAS, Purchaser, Parent, Opco and Seller desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.1 Amendments.

(a) The attachment to Section 3.13(c) of the Seller Disclosure Schedule is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

(b) The following agreement is hereby deleted in its entirety from Schedule 1.1(d) to the Agreement and Section 3.7 of the Seller Disclosure Schedule: Second Amended and Restated Materials Transfer Agreement between National Jewish Health and InterMune, Inc. dated November 22, 2010.

Section 1.2 Miscellaneous Provisions.

(a) Article X of the Agreement shall apply hereto mutatis mutandis.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused the Amendment to be executed as of the first date written above.

VIDARA THERAPEUTICS INTERNATIONAL LIMITED

By:	/s/ Bala Venkataraman
Name:	Bala Venkataraman
Title:	Director

VIDARA THERAPEUTICS HOLDINGS LLC

By:	/s/ Virinder Nohria
Name:	Virinder Nohria
Title:	President

VIDARA THERAPEUTICS RESEARCH LIMITED

By:	/s/ David G. Kelly
Name:	David G. Kelly
Title:	Director and Chief Financial Officer

Signature Page to Amendment to Asset Purchase Agreement

INTERMUNE, INC.

By:	/s/ John C. Hodgman
Name:	John C. Hodgman
Title:	Chief Financial Officer and Senior Vice President, Finance

Signature Page to Amendment to Asset Purchase Agreement